COLONIAL GAS COMPANY

                       Retention Bonus Plan



      In order to provide incentives for key employees of the Company to remain in the employ of the Company during a period of uncertainty involving industry consolidation and the exploration of strategic alternatives by the Company, the Company has adopted, effective October 19, 1998 (the "Effective Date"), the following retention bonus plan:

      1. Participating employees designated by the Company ("Participants") shall be entitled to receive a cash bonus in the amount set forth below if the Participant is continuously employed by the Company or its successor or any of their respective subsidiaries or affiliates from the Effective Date until the earliest to occur of the following:

           (i)  January 19, 2000 (15 months after the Effective
                Date);

           (ii) the date which is 90 days after a change in control of the Company;

           (iii)termination of the Participant's employment by the Company without cause or by the Participant for Good Reason (as hereinafter defined); or

           (iv) termination of the Participant's employment by reason of death, permanent disability or retirement.

      2. The amount payable under this Plan shall be as follows:

           (i)  for   senior   officers   designated   in   Tier  I   ("Tier   I
                Participants"), an amount equal to 75% of the Participant's annual salary in effect as of the Effective Date; and

           (ii) for all other Participants ("Tier II Participants"), an amount equal to 50% of the Participant's annual salary in effect as of the Effective Date.

      3. The terms "change in control", "cause", "Good Reason", "permanent disability" and "retirement" as used herein shall have the meanings set forth in the Employment Agreement between the Company and the Participant in effect on the Effective Date (or if the Participant has no such agreement, then in the standard form of Employment Agreement entered into by the Company with its officers).

      4. In the event that the Company is consolidated or merged with or into any other corporation or entity, the term "Company" as used herein shall mean such other corporation or entity (the "successor"), and this Plan shall be binding upon such successor.

      5.  Amounts  payable   hereunder  shall  be  subject  to  appropriate  tax
withholding.

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      6. This Plan  shall  inure to the  benefit of and be  enforceable  by each
Participant's heirs and personal or legal representatives. Upon the death of a Participant any amount that would be payable if he or she had continued to live shall be paid in accordance with the terms of this Plan to his or her designated beneficiary or, if none has been designated, to his or her estate.

      7. This Plan may be amended by the Company but no such amendment shall adversely affect the rights of any Participant under this Plan without such Participant's consent.



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                Schedule of Participating Employees


Tier 1:    J.P. Harrington, F. L. Putnam, Jr., F.L. Putnam, III,
           C. W. Sawyer,
           N. Stavropoulos

Tier 2:    All other officers who have executed Employment
           Agreements dated as of October 13,1998